Exhibit 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

September 30, 2004

New Century REIT, Inc.

18400 Von Karman Avenue

Suite 1000

Irvine, California 92612

Re:	New Century REIT, Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-4 (the “Registration Statement”), as amended, pertaining to Thirty-Four Million Ninety-Four Thousand Seven Hundred Fifty-One (34,094,751) of common stock of the Company, par value one cent ($0.01) per share (“Common Stock”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-4, filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2004 pursuant to Rule 462(b) of the Act (the “Rule 462(b) Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company, represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on April 12, 2004 (the “Articles of Incorporation”), and Articles Supplementary (the “Articles Supplementary”) and Articles of Amendment and Restatement (the “Articles of Amendment and Restatement”) to be filed with the Department prior to the issuance of the Shares;

(ii)	the Bylaws of the Company, as adopted on April 12, 2004 (the “Original Bylaws”) and the Amended and Restated Bylaws of the Company to be adopted prior to the issuance of the Shares (the “Amended Bylaws” and together with Original Bylaws, the “Bylaws”);

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century REIT, Inc.

September 30, 2004

(iii)	the Action by Written Consent of the Sole Member of the Board of Directors of the Company, dated as of April 12, 2004 (the “Organizational Minutes”);

(iv)	the resolutions adopted by the Board of Directors of the Company, or committees thereof, dated as of April 21, 2004, June 10, 2004 and June 24, 2004 (the “Existing Directors’ Resolutions” and together with the Organizational Minutes, the “Directors’ Resolutions”);

(v)	the resolutions adopted by the sole stockholder of the Company, dated as of April 21, 2004 (the “Stockholder Resolutions”);

(vi)	a certificate of Robert K. Cole, the Chairman of the Board and Chief Executive Officer of the Company, and Patti M. Dodge, Chief Financial Officer of the Company, of even date herewith (the “Officers’ Certificate”), to the effect that, among other things, the Articles of Incorporation, the Original Bylaws, the Existing Directors’ Resolutions and the Stockholders Resolutions are true, correct and complete, and that the Articles of Incorporation, the Original Bylaws, the Existing Directors’ Resolutions, the Stockholder Resolutions and the Agreement and Plan of Merger have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Existing Directors’ Resolutions, the Stockholders Resolutions, the authorization for issuance of the Shares and the form and approval of the Articles of Amendment and Restatement, the Articles Supplementary and the Amended and Restated Bylaws;

(vii)	the Rule 462(b) Registration Statement, including the Company’s Registration Statement on Form S-4, filed with the Commission on or about April 22, 2004, as amended (Registration No. 333-114709), which is incorporated by reference into the Rule 462(b) Registration Statement, and the related form of prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

(viii)	the Agreement and Plan of Merger, dated April 21, 2004, by and among New Century Financial Corporation, a Delaware corporation, the Company and NC Merger Sub, Inc., a Delaware corporation (the “Agreement and Plan of Merger”);

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century REIT, Inc.

September 30, 2004

(ix)	a status certificate of the Department, dated September 29, 2004, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(x)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the Agreement and Plan of Merger has been duly authorized, executed and delivered and, except for with respect to the Company, is the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms;

(e)	none of the Shares will be issued or transferred in violation of the provisions of Article V of the Articles of Amendment and Restatement relating to restrictions on ownership and transfer of stock; and

(f)	prior to issuance of the Shares, the Articles Supplementary and Articles of Amendment and Restatement will be filed with, and accepted for

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century REIT, Inc.

September 30, 2004

(g)	recording by, the Department and the Amended and Restated Bylaws will become effective.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The issuance of the Shares has been authorized by all necessary corporate action on the part of the Company, and at the Effective Time (as defined in the Agreement and Plan of Merger) when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in the Agreement and Plan of Merger and in accordance with, the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Rule 462(b) Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section entitled “Legal Matters” of the Registration Statement on Form S-4, filed with the Commission on or about April 22, 2004, as amended (Registration No. 333-114709), which is incorporated by reference into the Rule 462(b) Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP